Exhibit 10.2

HORIZON ENERGY ACQUISITION, LLC

Limited Liability Company Agreement

February 1, 2019

THE UNITS CREATED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE SECURITIES LAWS PURSUANT TO EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, SUCH UNITS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, IN WHOLE OR IN PART, EXCEPT AS PROVIDED IN ARTICLE XII OF THIS AGREEMENT. ACCORDINGLY, THE HOLDERS OF SUCH INTERESTS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THEIR RESPECTIVE INVESTMENTS IN SUCH INTERESTS FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS

ARTICLE I..
FORMATION AND TERM
ARTICLE II.
PURPOSE AND POWERS OF THE COMPANY
ARTICLE III.
UNITS
ARTICLE IV.
MEMBERS
ARTICLE V.
MANAGEMENT
ARTICLE VI.
COMPANY CAPITAL
ARTICLE VII.
CAPITAL ACCOUNTS; ALLOCATIONS
ARTICLE VIII.
DISTRIBUTIONS
ARTICLEI X.
RECORDS AND REPORTS
ARTICLE X.
TAX MATTERS
ARTICLE XI .
LIMITED LIABILITY AND INDEMNIFICATION
ARTICLE XII.
RESTRICTIONS ON TRANSFERS; PURCHASE RIGHTS
ARTICLE XIII.
REPRESENTATIONS AND WARRANTIES
ARTICLE XIV.
TERMINATION AND LIQUIDATION OF THE COMPANY
ARTICLE XV.
COVENANTS
ARTICLE XVI.
MISCELLANEOUS

Schedules

Schedule A
Members
Schedule B
Definitions
Schedule C
Board of Managers
Schedule D
Key Officers

LIMITED LIABILITY COMPANY AGREEMENT

OF

HORIZON ENERGY ACQUISITION, LLC

This Limited Liability Company Agreement (this “Agreement”) of Horizon Energy Acquisition, LLC, a Delaware limited liability company (the “Company”), is entered into effective as of February 1, 2019 (the “Effective Date”) by the Company, on the one hand, and the members set forth on Schedule A attached hereto and made part of (the “Members”). Capitalized terms used herein and not otherwise defined have the meanings set forth on Schedule B attached hereto and made part of.

Background

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the “LLC Act”) on September 19, 2018;

WHEREAS, the Members have entered into Subscription Agreements, each dated on or before February 15, 2019, to subscribe for Units (as hereinafter defined) of the Company; and

WHEREAS, the parties hereto are entering into this Agreement to provide for their respective rights and obligations as Members of the Company.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
FORMATION AND TERM

Section 1.1 Formation.

(a) The Company was formed as a limited liability company pursuant to the LLC Act on September 19, 2018

(b) Each Person identified on Schedule A as a Member is admitted as a Member of the Company with his/hers/its Percentage Interest set forth opposite such Person’s name on Schedule A.

(c) The name, mailing address and email address of each Member is listed on Schedule A.

(d) Limited liability company interests, as defined by the LLC Act, shall be represented by, and shall be referred to in this Agreement as “Units”. The number of Units held by each Member is listed on Schedule A.

(e) The Chief Executive Officer of the Company is hereby designated as an authorized Person, within the meaning of the LLC Act, to execute, deliver and file, or cause the execution, delivery and filing of, all certificates, notices or other instruments (and any amendments and/or restatements thereof) required or permitted by the LLC Act to be filed in the office of the Secretary of State of the State of Delaware.

Section 1.2 Name. The name of the Company is Horizon Energy Acquisition, LLC.

Section 1.3 Principal Business Office. The principal place of business of the Company shall be located at a location as designated by the Board (as hereinafter defined).

Section 1.4 Term. The term of the Company commenced on the date of its formation and shall continue perpetually unless the Company is dissolved pursuant to Article XIV, which dissolution shall be carried out pursuant to the LLC Act and the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Company’s Certificate of Formation as provided in the LLC Act.

Section 1.5 Registered Agent and Office. The Company’s registered agent in Delaware is Harvard Business Services, Inc., 16192 Coastal Highway, Lewes Delaware 19958.

Section 1.6 Qualification in Other Jurisdictions. The Chief Executive Officer shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and such qualification, formation or registration is necessary or appropriate for the transaction of such business.

ARTICLE II
PURPOSE AND POWERS OF THE COMPANY

Section 2.1 Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the LLC Act, including the acquisition of seismic data, exploration, exploitation and development of oil and natural gas properties and prospects internationally, and to engage in such other activities incidental or ancillary thereto as the Board deems necessary or advisable, all upon the terms and conditions set forth in this Agreement.

Section 2.2 Powers. Subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to take any and all actions necessary, convenient, or incidental to the purpose of the Company, including the following:

(a) acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(b) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(c) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

(d) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

(e) prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

(f) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Person affiliated with a Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

(g) employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

(h) enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other Persons in furtherance of the purposes of the Company; and

(i) do such other things and engage in such other activities as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the LLC Act.

ARTICLE III
UNITS

Section 3.1 Units.  The ownership of the Company shall be divided into Units, each having the preferences, limitations, and rights as set forth herein. Each Member’s ownership interest in the Company shall be represented by the Units held by such Member. The name, present mailing address, initial Capital Account balance, number of Units held and the Percentage Interest of each Member is set forth on Schedule A, as amended from time to time.

(a) Except as otherwise required by law, the Units shall have voting rights equal to one vote per Unit.

(b) On and as of the Effective Date, a total of 1,000 Units shall be issued by the Company to the Members.

ARTICLE IV
MEMBERS

Section 4.1 Members. Each Member’s name, mailing address, number of Units owned and Percentage Interest as in effect from time to time shall be listed on Schedule A. The Chief Executive Officer or other designated Officer shall be required to update Schedule A from time to time as necessary to accurately reflect changes in address, Units owned and/or Percentage Interests. Any amendment to Schedule A made to reflect an action taken in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed a reference to Schedule A as amended and in effect from time to time.

Section 4.2 Powers of Members. The Members shall have the power to exercise only those rights and powers granted to the Members pursuant to the express terms of this Agreement. Members shall not have the authority to bind the Company by virtue of their status as Members.

Section 4.3 Member Interests. Units and the limited liability company interests represented thereby shall for all purposes be personal property. Except as set forth herein, no Member shall have any interest in specific Company assets or property.

Section 4.4 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company or its property.

Section 4.5 Resignation. A Member shall cease to be a Member at the time such Member ceases to own any Units.

Section 4.6 Member Meetings.

(a) Meetings of Members, for such business as may be stated in the notice of the meeting, may be held at such date, time and place as may be determined by the Board. The Chairman of the Board (the “Chairman”) shall preside over all meetings of the Members; provided that if the Chairman is not available, the members of the Board present may designate one of the Members present to preside over the meeting. Members holding at least five percent (5%) of the then outstanding Units may request a meeting of the Members by delivering a written request therefore to the Chairman or the Chief Executive Officer setting forth the purpose for which such meeting is requested to be called. The Person receiving such request shall schedule a meeting of the Members within thirty (30) days after the receipt of such request by notice delivered in accordance with Section 4.9.

Section 4.7 Voting.

(a) Each Member entitled to vote in accordance with the terms of this Agreement may vote in person or by proxy. The Members shall be entitled to vote only on the matters specifically set forth in this Agreement, on such other matters, if any, as may be determined by the Board, and as provided by the LLC Act or other applicable law. Unless otherwise provided for by this Agreement, all matters to be decided by the Members shall be decided by a majority Member vote.

Section 4.8 Quorum. Except as otherwise provided by law, the presence, in person or by proxy, of at least two (2) Members representing a majority of the then outstanding Units shall constitute a quorum at all meetings of the Members. In case a quorum shall not be present at any meeting, Members holding a majority of the Units represented thereat, in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of Members shall be present. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 4.9 Notice of Meetings. Written notice, stating the place, date, time and purpose of the meeting, shall be given to each Member, at such Member’s address as it appears on the records of the Company, not less than ten (10) calendar days prior to the date of the meeting (except that notice to any Member may be waived in writing by such Member).

Section 4.10 Action Without a Meeting. Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members holding not less than the aggregate number of outstanding Units necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 4.11 Telephonic Meetings. The Members may hold meetings by means of conference telephone or similar communications equipment by means of which all Members participating in the meeting can hear and speak to one another.

Section 4.12 Minutes. All decisions and resolutions of the Members shall be reported in the minutes of its meetings, which shall state the date, time and place of the meeting (or the date of the written consent in lieu of a meeting), the Members present at the meeting, the resolutions put to a vote (or the subject of a written consent), and the results of such voting (or written consent). The minutes of all meetings of the Members shall be kept at the principal office of the Company.

ARTICLE V
MANAGEMENT

Section 5.1 Board of Managers.

(a) Powers. The business and affairs of the Company shall be managed by and under the direction of a Board comprised of three (3) Managers to be elected, designated or appointed by the Members (together the “Board”). As long as Petro River Oil Corp. (“Petro”) is a member of the Company, Petro shall have the right to appoint one (1) Manager. Except as otherwise set forth in this Agreement, the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.

(b) Number; Appointment. The initial Managers shall be the following:

(i) Jonathan Rudney (“Rudney”)
(ii) Stephen Brunner
(iii) Scot Cohen (Petro representative)

Each Manager elected, designated or appointed shall hold office until his or her successor is elected or until such Manager’s earlier death, resignation or removal.

(c) Removal and Resignation of Managers. A Manager may be removed only by Member Approval. Any Manager may resign from the Board by submitting his or her resignation in writing to the Chairman or the Chief Executive Officer. Such resignation shall become effective upon its submission or at any later time specified in such resignation.

(d) Vacancies. If a vacancy is created in the Board by the death, disability, retirement, resignation or removal of any Manager, the vacancy shall be filled by Member Approval.

(e) Chairman. The Chairman shall be a Manager designated by the Board. The initial Chairman shall be Rudney. The Chairman shall preside at all meetings of the Board. In the event of the absence or disability of the Chairman, any other Manager of the Company designated by the Board shall preside at all meetings of the Board and shall exercise all other powers and authority of the Chairman. The Chairman shall have no general executive powers, and he or she shall only have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Board.

(f) Meetings of the Board. The Board may hold meetings, both regular and special, within or outside the State of Delaware. Except as provided in this paragraph, regularly scheduled meetings of the Board may be held without additional notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman or the Chief Executive Officer or any Manager at any time. A special meeting shall be held at such time and place as may be designated by the person or persons calling the meeting. The person or persons calling such special meeting shall cause such notice of the meeting and of its purpose to be given to each Manager, and such notice shall be given in writing by mail, email or personal delivery.

(g) Quorum; Acts of the Board. At all meetings of the Board, the presence of two Managers, one of which is Rudney or his successor, shall constitute a quorum for the transaction of business. For all Board voting purposes, each Manager shall have one vote. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting and without prior notice if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

(h) Committees. The Board may establish a compensation committee, an audit committee and such other committees as it may determine from time to time.

(i) Budgets. Not less than annually, the Board shall approve a budget for the Company, which will include operating, capital and general and administrative categories and such other components as are determined by the Board. An initial capital expenditure budget for the first twelve (12) months of operation (“Initial Capex Budget”) will also be provided and agreed by the Board on or before the Effective Date.

(j) Actions Requiring Unanimous Board Approval. Notwithstanding anything in this Agreement to the contrary, the Company shall not take any of the actions set forth below without unanimous Board Approval:

(i) subject to the restrictions set forth under Section 16.10, amending this Agreement;

(ii) effecting an initial public offering of securities of the Company or its subsidiaries or registering any securities with the SEC;

(iii) repurchasing, authorizing or issuing any equity interests (including equity-linked securities) in the Company, other than Units and Units pursuant to this Agreement;

(iv) incurring or guarantying any indebtedness or other capital (excluding trade debt incurred in the ordinary course of business) in excess of $100,000;

(v) permitting Grapevine Energy, LLC (“Grapevine”) to incur indebtedness pursuant to that certain Reimbursement Agreement between the Company and Grapevine dated February 15, 2019;

(vi) acquiring or selling assets outside of the normal course of business;

(vii) entering into or amending any Material Contract;

(viii) loaning money;

(ix) commencing or settling any material litigation;

(x) removing any of the officers of the Company;

(xi) entering into or amending employment agreements or adopting or amending any employee benefit, compensation or welfare plans;

(xii) entering into transactions with Affiliates not provided for in this Agreement;

(xiii) materially modifying any Company budget;

(xiv) approving or entering into any Liquidation Event, except pursuant to a Drag-Along Transaction;

(xv) changing the Company’s principal line of business or engaging in activities not consistent with such principal line of business;

(xix) acquiring or divesting any oil and gas property of a material nature;

(xx) forming any subsidiary of the Company or entering into any partnership or joint venture (excluding entering into standard form joint operating agreements in the ordinary course of business); and

(xxi) effecting any voluntary change in tax classification.

(k) Telephonic Meetings. Members of the Board may participate in meetings of the Board by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear and speak to each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(l) Compensation of Managers; Expenses. Each Manager shall be entitled to such reasonable compensation as the Board shall determine for his or her service on the Board, for his or her attendance at meetings of the Board and any of its committees, for his or her expenses incident thereto, and for his or her service to the Company. No such payment shall preclude any Manager from serving the Company or any Affiliate thereof in any other capacity and receiving compensation therefore.

(m) Managers as Agents. To the extent of their powers set forth in this Agreement, the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company.

Section 5.2 Duties of Managers. Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement, the Managers shall have fiduciary duties limited to good faith and fair dealing.

Section 5.3 Officers; Designation. The officers of the Company shall be chosen by the Board. Any number of offices may be held by the same person. The initial officers of the Company are listed on Schedule D. Each officer shall hold office until his or her successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time by submitting his or her resignation in writing to the Chief Executive Officer or the Chairman. The Board may fix the compensation of those officers appointed pursuant to subsections (a) through (d) of this Section 5.3 as the Board may reasonably deem appropriate, and it may award additional compensation to any officer, agent or employee of the Company for any year or years based upon the performance of that person during any such period, the success of the operations of the Company during any such period or any other reason deemed appropriate. Unless the Board shall otherwise direct, the Chief Executive Officer or his delegate shall fix the compensation of all other officers, agents or employees of the Company. Any officer, agent or employee elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board without prejudice to the rights, if any, under separate agreements between the Company and such person; provided that the initial officers set forth on Schedule D may be removed only with Board Approval. All other officers, agents and employees shall hold office at the pleasure of the appropriate appointing authority and may be removed at any time, with or without cause, by the authority that appointed such officer, agent or employee or by the Board. Any vacancy occurring in any office of the Company shall be filled by the appropriate appointing authority for such office provided in this Section 5.3.

(a) Chief Executive Officer. The Board shall appoint a Chief Executive Officer. The initial Chief Executive Officer shall be Rudney and he shall have general executive powers concerning all the operations and business of the Company. The Chief Executive Officer shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Board, and he or she may delegate to any other officer such executive and other powers and duties as he or she deems advisable. In the event of the absence or disability of the Chief Executive Officer, the President or any other officer of the Company designated by the Board shall exercise all other powers and authority of the Chief Executive Officer.

(b) President. The Board may appoint a President. The President shall have general executive powers, and he or she shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Board or the Chief Executive Officer, if any.

(c) Senior Officers. The Board may appoint one or more senior officers of the Company, any of whom may be designated as executive, senior, group or administrative vice presidents or given any other descriptive titles. Each senior officer shall have and exercise such powers and duties as may be conferred upon, or assigned to, him or her by the Board or the Chief Executive Officer, if any.

(d) Secretary; Assistant Secretaries. The Board shall appoint a Secretary. The Secretary shall act as secretary of all meetings of the Board, and he or she shall keep minutes of all such meetings. He or she shall give such notice of the meetings as is required by this Agreement. He or she shall be the custodian of the minute book and all other general company records. He or she shall be the custodian of the Company seal, if any, and shall have the power to affix and attest the same, and he or she may delegate such power to one or more officers, employees or agents of the Company. He or she shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Board or the Chief Executive Officer. The Board or the Chief Executive Officer may appoint one or more Assistant Secretaries who shall assist the Secretary in the performance of his or her duties. At the direction of the Secretary or in the event of his or her absence or disability, an Assistant Secretary shall perform the duties of the Secretary. Each Assistant Secretary shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Board, the Chief Executive Officer or the Secretary.

(e) Other Officers. The Board, the Chief Executive Officer or the delegate of either of them may appoint or hire such additional officers of the Company, who may be designated as vice presidents, assistant vice presidents, officers, assistant officers, or given any other descriptive titles, and may hire such additional employees as it, he or she may deem necessary or desirable to transact the business of the Company, and the Board, the Chief Executive Officer or such delegate may establish the conditions of employment of any of the persons mentioned above and may fix their compensation and dismiss them. Such persons shall, respectively, have and exercise such powers and duties as pertain to their several offices or as may be conferred upon, or assigned to, them by the appropriate appointing authority.

(f) Officers as Agents. The officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the officers taken in accordance with such powers shall bind the Company.

(g) Duties of Officers. Each officer shall have fiduciary duties of loyalty and care analogous to that of officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 5.4 Conversion to Corporation. Notwithstanding anything to the contrary in this Agreement, upon the occurrence of a Conversion Event, the Board shall have the right to direct the Company to become a state law corporation. The Members agree that if the Board directs the Company to become a state law corporation they will take all actions necessary to incorporate the Company under such state law and by such transactions as the Board may determine. The Board agrees to use commercially reasonable efforts to accomplish such conversion in a manner which results in a tax-free event to the Members, or if a tax-free characterization cannot be so accomplished, to accomplish such conversion in a manner which minimizes adverse tax consequences to the Members. In addition, the conversion will be accomplished so as to result in the issuance to the Members of capital stock of the resulting corporation of respective classes and amounts that will replicate the respective economic rights and priorities of the Members, and have terms and conditions not less favorable to the Members as the exchanged Interests.

ARTICLE VI
COMPANY CAPITAL

Section 6.1 Capital Commitments. In connection with the execution and delivery hereof, each Member shall make an initial Capital Contribution to the Company in the amount set forth in Schedule A.

Section 6.2 Future Capital Contributions. It is not the current intention to require future Capital Contributions from the Members.

Section 6.3 Additional Capital Contributions. No additional Capital Contributions will be required unless suggested by the Board and unanimously agreed to by the Members. In such event, the Board may make a non-mandatory Capital Contribution call (the “Additional Capital Contribution Call”) on the Members at such time as it is approved by all Members. The request will be made pro rata based upon each Member’s respective ownership of Units. In such event, if a Member chooses not to fund such an Additional Capital Contribution Call (the “Non-Participating Member”) then the participating Members shall be issued additional Units pro rata to their respective Percentage Interests and such Non-Participating Member shall be subject to a dilution of its Percentage Interest. Such additional issuance and dilution shall be based on a fair market value determination of the Units, determined by the Board. A Non-Participating Member shall have no obligation to make any requested Additional Capital Contribution Call and, other than dilution as described herein, a Non-Participating Member will not suffer any penalty for electing not to participate in an Additional Capital Contribution Call.

Section 6.4 Status of Capital Contributions. No Member shall receive any interest, salary or drawing with respect to such Member’s Capital Contributions or Capital Account or otherwise in such Person’s capacity as a Member and no Member shall be entitled to the return of any part of its Capital Contributions, except as otherwise specifically provided in this Agreement with respect to allocations and distributions.

Section 6.5 Use of Proceeds. Initial Capital Contributions shall be used by the Company to prosecute operations of the Mid North Sea High 3D Survey in the United Kingdom North Sea.

ARTICLE VII
CAPITAL ACCOUNTS; ALLOCATIONS

Section 7.1 Capital Accounts. An individual capital account shall be established and maintained for each Member (each, a “Capital Account”).

(a) The Capital Account of each Member shall be maintained in accordance with the following provisions:

(i) To such Member’s Capital Account there shall be credited the amount of Capital Contributions made by such Member to the Company, the amount of liabilities of the Company assumed by such Member or to which property distributed to such Member pursuant to any provision of this Agreement was subject, and Profits allocated to such Member under Section 7.2.

(ii) From such Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company assets transferred to such Member in a distribution pursuant to any provision of this Agreement, the amount of liabilities of the Member assumed by the Company or to which property contributed by the Member to the Company was subject, and Losses allocated to such Member under Section 7.2.

(b) The Capital Accounts of all Members shall be determined and maintained in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv) at all times throughout the full term of the Company and shall be interpreted in a manner consistent with such Treasury Regulations. Accordingly, the Board is authorized to make any other adjustments to the Capital Accounts so that the Capital Accounts and allocations thereto comply with said Section of the Treasury Regulations; provided that such adjustments do not have a material adverse effect on any Member.

Section 7.2 Profits and Losses. Except as provided in Section 7.3 below, the Profits and Losses of the Company for any Fiscal Year (or other period for which Profits and Losses must be computed) shall be allocated to the Members in such manner that the allocations to the Members hereunder are consistent with the economic arrangement regarding distributions set forth in Section 8.1 hereof. Except as otherwise provided in this Agreement, Profits and Losses for any taxable year, or portion thereof, shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, and after taking into account actual distributions made during such taxable year, or portion thereof, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to the Members pursuant to Section 14.2(c)(iii) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied and the net assets of the Company were distributed to the Members in accordance with Section 14.2(c)(iii) immediately after making such allocation, minus (ii) such Member’s share of “partnership minimum gain” (as defined in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d)) and “partner nonrecourse debt minimum gain” (as defined in Treasury Regulation Section 1.704-2(i)(2)), computed immediately prior to the hypothetical sale of assets.

Section 7.3 Special Allocation Provisions.

(a) Regulatory Allocations.

(i) Notwithstanding any other provision hereof, no loss or deduction shall be allocated to a Member’s Capital Account if and to the extent allocation thereof would create or increase a deficit balance in such account (reduced for adjustments, allocations, and distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6)), and any such loss or deduction shall be allocated instead to the other Members’ Capital Accounts to the extent of and in proportion to the respective positive balances in such accounts. If any Member unexpectedly receives any adjustment, allocation, or distribution referred to above that creates or increases a deficit balance in such Member’s Capital Account or such account otherwise has a deficit balance, items of income and gain will be allocated to such Member in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. This paragraph is intended to constitute a “qualified income offset” as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistent with that section.

(ii) The Treasury Regulations promulgated under Code Section 704(b) relating to the minimum gain chargeback, minimum gain chargeback with respect to partner nonrecourse debt, allocation of nonrecourse deductions and the allocation of items of deduction, loss or expenditure relating to partner nonrecourse debt are hereby incorporated herein by this reference and shall be applied to the allocation of Company items of income, gain, loss or deduction in the manner provided in such Treasury Regulations. However, the Members do not intend that the “obligation to restore deficit” described in Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or any successor provision thereto be incorporated into this Agreement.

(b) Curative Allocations. If Profits or Losses or any items thereof are allocated to one or more Members pursuant to Section 7.3, subsequent allocations thereof will first be made to the Members (subject to Section 7.3) in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had the original allocation pursuant to Section 7.3 not occurred.

(c) Tax Allocations; Section 704(c) Allocation.

(i) Except as otherwise provided in this Section 7.3(c), each item of income, gain, loss, deduction and credit shall be allocated among the Members in the same manner for U.S. federal income tax purposes as the correlative item of book income, gain, loss, deduction and credit is allocated pursuant to Section 7.2 and Section 7.3(a) and (b) above.

(ii) Any item of Company income gain, loss, deduction or credit attributable to property contributed to the Company, solely for tax purposes, shall be allocated among the Members in accordance with the principles set forth in Code Section 704(c) and the Treasury Regulations promulgated thereunder so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time such property was contributed to the Company.

(iii) In the event the Gross Asset Value of any Company asset is adjusted (pursuant to the definition of Gross Asset Value hereof), subsequent allocations of income, gain, loss, deduction and credit with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations promulgated thereunder as in effect at that time such Gross Asset Value is adjusted.

(iv) Any elections or other decisions relating to allocations pursuant to this Section 7.3 shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement.

Section 7.4 Allocation Rules.

(a) In the event there is a change in the respective Percentage Interests of Members during the year, the Profits (or Losses) allocated to the Members for each Fiscal Year during which there is a change in the respective Percentage Interests of Members during the year shall be allocated among the Members in proportion to the Percentage Interests during such Fiscal Year in accordance with Code Section 706, using any convention permitted by law and selected by the Board.

(b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any method that is permissible under Code Section 706 and the Treasury Regulations thereunder.

(c) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses for the Fiscal Year in question.

(d) The Members are aware of the income tax consequences of the allocations made by this Article VII and hereby agree to be bound by the provisions of this Article VII in reporting their shares of Company income, gain, loss, deduction and credit for income tax purposes.

ARTICLE VIII
DISTRIBUTIONS

Section 8.1 Distributions of Available Cash.

(a) Prior to dissolution and liquidation of the Company in accordance with Article XIV and subject to applicable law and any limitations contained elsewhere in this Agreement, the Board shall cause the Company to distribute Available Cash at such times and in such amounts as it may determine. The amounts available for distribution will be distributed to the Members pro rata according to their Percentage Interests; provided that any such distribution shall take into account any amount distributed to a Member pursuant to Section 8.2 during the same taxable year.

(b) All amounts required to be withheld pursuant to the Code or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the affected Members for all purposes under this Agreement.

Section 8.2 Mandatory Tax Distribution. The Company shall make distributions of Available Cash in amounts from time to time such that, prior to April 15 of each calendar year, each Member has received distributions in aggregate amounts (for the current Fiscal Year and all prior Fiscal Years) which equal not less than the sum for the immediately preceding Fiscal Year and for all prior Fiscal Years of (a) the amount of Profits allocated to such Member for such Fiscal Years, reduced by the amount of Losses allocated to such Member for such Fiscal Years, multiplied by (b) 40%. The Company shall use its commercially reasonable efforts to cause such distributions to be made in a manner which permits such Member to use the proceeds of such distributions to make on a timely basis all required estimated payments of income taxes in respect of the Profits so allocated to such Member.

Section 8.3 Incorrect Distributions. To the extent distributions pursuant to this Article VIII were incorrectly made, as determined by the financial records of the Company, the recipients shall promptly repay all incorrect payments and, to the extent the recipients do not repay all incorrect payments, the Company shall have the right to set off any current or future sums owing to such recipients against any such incorrectly paid amount.

Section 8.4 Limitation on Distributions.

(a) No distribution shall be made to a Member pursuant to this Article VIII to the extent that such distribution would: (i) cause the Company to be insolvent, or (ii) render the Member liable for a return of such distribution under applicable law.

(b) All such distributions shall be made only to the Persons who, according to the books and records of the Company, are Members on the actual date of distribution. Neither the Company nor any Manager shall incur any liability for making distributions in accordance with this Article VIII.

Section 8.5 Offset. Any distribution otherwise payable to a Member may be withheld and offset against any amounts owed by such Member to the Company and applied or paid against the amounts so owed. Any such offset amounts will be deemed to have been distributed to such Member.

Section 8.6 Withholding Taxes. If the Company is required to withhold any portion of distributions or allocations to a Member by applicable U.S. federal, state, local and foreign tax laws, the Company may withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws. If the Company makes any payment to a taxing authority in respect of a Member hereunder that is not withheld from actual distributions to the Member, then the Board may, at its option, (a) require the Member to reimburse the Company for such withholding; or (b) reduce any subsequent distributions to such Member by the amount of such withholding. The obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member Transfers its Units. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have.

Section 8.7 Distributions in Kind. A Member shall have no right to demand and receive any distribution from the Company in any form other than money. Except as otherwise provided in this Agreement, each Member actually receiving amounts pursuant to a specific distribution by the Company shall receive a pro rata share of each item of cash or property of which such distribution is constituted (based upon such Member’s share under this Agreement of the total amount to be included in such distribution); provided, however, that the Board may vary the apportionment among the Members of an in-kind distribution as necessary to avoid the distribution of fractional interests in securities or other property. Securities or other property distributed pursuant to this Section 8.7 shall be subject to such conditions and restrictions as shall be determined by the Board to be required or appropriate under applicable law or contractual obligations to which the Company is subject. The Company shall not, under any provision of this Agreement, distribute notes or other securities in violation of any securities or other law.

ARTICLE IX
RECORDS AND REPORTS

Section 9.1 Books and Records. The Company shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. Each Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours in a manner determined by the Chief Executive Officer not to unreasonably interfere with the business of the Company or the work of its employees; provided, that the Company, at the discretion of the Board or the Chief Executive Officer, may keep confidential from the Members, for such period of time as the Board or the Chief Executive Officer deems reasonable, any information which the Board or the Chief Executive Officer reasonably believes to be in the nature of trade secrets or which the Company is required by law or agreement with a third party to keep confidential.

Section 9.2 Fiscal Year, Fiscal Quarter. The “Fiscal Year” of the Company shall be the calendar year, and each calendar quarter shall be a fiscal quarter, unless otherwise determined by the Board.

Section 9.3 Minutes. The proceedings of all meetings of the Members, the Board and any committee of the Board shall be recorded in the appropriate minute books provided for this purpose. The minutes of each meeting shall be signed by the Secretary or other person acting as secretary of the meeting.

Section 9.4 Reports to Members.

(a) The Company shall provide to all the Members the following:

(i) consolidated annual financial statements (including an income statement, balance sheet, cash flow statement and statement of Members’ equity) prepared in accordance with GAAP, within 120 days of year-end or such later date agreed to by the Board;

(ii) consolidated annual budget, projected by month, no later than 30 days prior to the beginning of the Company’s fiscal year; and

(iii) customary notices of any material Company events (e.g. litigation).

(b) Concurrently with the preparation of tax returns, the Company shall deliver to each Member and, to the extent necessary, each former Member, a report setting forth in sufficient detail and in a form prescribed by applicable tax laws such information relating to the Company and its activities as shall enable such Member or former Member to prepare its federal, state, and local income tax returns in accordance with the laws, rules, and regulations then prevailing.

ARTICLE X
TAX MATTERS

Tax Matters Member; Partnership Representative.

(a)
Designation. Jonathan Rudney is hereby designated as the Company’s “Partnership Representative”.

(i) “Partnership Representative” (such Person so designated, the “PR”) means (i) for taxable years (or any portion thereof) prior to the effective date of the Bipartisan Budget Act of 2015 (Pub. L. 114-74) (“BBA”), the Member designated by the Manager(s) to serve as the “tax matters partner” (as defined in section 6231(a)(7) of the Code (as in effect before amendment by the BBA)), and (ii) for taxable years (or any portion thereof) for which the provisions of the BBA are effective, the Person designated by the Manager to serve as the “partnership representative” (as defined in section 6223(a) of the Code, as amended by the BBA).

(ii) The PR shall continue to serve as PR until the earliest to occur of the following events: (a) the PR is no longer willing or able to serve; (b) the PR no longer owns Units, provided that the PR owned Units as of the time of their appointment; or (c) the Manager votes to remove the PR. Upon the occurrence of (a), (b), or (c) above, the Manager shall select a new PR.

(b) Authority.

(i) For taxable years before the effective date of the BBA, the PR shall have all of the rights, duties, powers and obligations provided for in sections 6221 through 6232 of the Code (as in effect before amendment by the BBA) with respect to the Company, subject, in all cases, to the consent of the Manager.

(ii) For taxable years for which the provisions of the BBA are (or may be, by election of the PR) effective, all decisions regarding elections under section 6221(b) of the Code, as amended by the BBA, shall be made by the PR, subject, in all cases, to the consent of the Manager. Notwithstanding the Company’s dissolution, liquidation, or cessation of existence, the PR shall continue to serve in its capacity as the PR, and provide all services set forth herein, until the statute of limitations on assessment has expired with respect to all taxable years of the Company or the Members.

(iii) The PR intends to make an election under Section 6226 of the Code, as amended by the BBA, to the extent the PR is legally able to do so or, if not permissible, to take all actions so that, to the greatest extent possible, no Member shall bear liability for Taxes imposed on the Company under Section 6225 of the Code, as amended by the BBA, that such Member would not have been responsible for if the law in effect on the date hereof continued to remain effective. Notwithstanding the foregoing, the Manager may, in its sole discretion, apportion any Taxes imposed on the Company pursuant to Section 6225 of the Code, as amended by the BBA, among the Members. The Manager may withhold any amounts apportioned to a Member from distributions to the Member or require such Member to reimburse the Company for such amounts. If any Tax is so apportioned to a Member, such Member’s obligations to the Company with respect to such Tax and the Company’s rights against such Member shall apply jointly and severally to such Member and any direct or indirect transferee of or successor to such Member’s interest.

(iv) The PR shall be authorized on behalf of the Company to take all such actions as are necessary to fulfill the PR’s responsibility to act on behalf of the Company pursuant to Section 6223 of the Code, which actions shall include, but not be limited to, the authority to meet with representatives of the Internal Revenue Service (or any other governmental taxing authority) in any audit or examination (an “audit”) involving the Company’s income tax returns and the income tax liability of the Members; agreeing or refusing to extend any applicable statute of limitations; to resolve any audit of the Company by settlement and to bind all Members to any such resolution or settlement; to decline to challenge or contest any or all items raised by the Internal Revenue Service in any such audit or examination; to make any decisions regarding payment methods set forth under applicable Sections of the Code including Sections 6225 and 6226; to enter into a closing agreement with the Internal Revenue Service (or any other governmental taxing authority) with respect to any or all Company items subject of an audit; determine to litigate one or more proposed adjustments to any Company items subject of an audit and to select the forum for such litigation to take place; and to retain appropriate legal counsel, accountants, and/or other service providers or experts to assist the PR with respect to any audit, including entering into engagement agreements with such individuals or entities on behalf of the Company.

(v) Each Member shall provide such cooperation and assistance, including executing and filing forms or other statements and providing information about the Member, as is reasonably requested by the PR to enable the Company to satisfy any applicable tax reporting or compliance requirements, to make any tax election or to qualify for an exception from or reduced rate of tax or other tax benefit or be relieved of liability for any tax.

(vi) Notice to Members. The PR shall provide notice to Members within a reasonable time period upon receiving notice of the commencement of any material audit or examination and thereafter, shall periodically provide notice to the Members of the status of such audit or examination, the subject matter thereof, and any resolution with respect to items contested or resolved pursuant to the audit or examination.

(vii) Reimbursement. In furtherance of the duties of the PR described in this Agreement, the PR shall be reimbursed by the Company for all expenses, costs, and liabilities expended or incurred by the PR.

(viii) Indemnification. The Company shall indemnify and hold harmless the PR for all expenses, including legal and accounting fees, claims, liabilities, losses, and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members pertaining to the Company. The payment of all such expenses shall be made before any distributions are made by the Company to the Members. No Member shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the PR in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the PR and the provisions on limitations of liability of Members.

ARTICLE XI
LIMITED LIABILITY AND INDEMNIFICATION

Section 11.1 Limited Liability. Except as otherwise provided by the LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

Section 11.2 Indemnification. To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless any Covered Person, and shall have authority to indemnify and hold harmless any other Person, or the estate of any such Covered Person or other Person, from and against any and all claims and demands whatsoever arising in the course of such Covered Person’s or other Person’s actions on behalf of the Company, or such Covered Person or other Person’s status in relation to the Company; provided, however, that no indemnification may be made to or on behalf of any Covered Person or other Person if a judgment or other final adjudication adverse to such Covered Person or other Person establishes: (a) that his or her acts were committed in bad faith or were the result of deliberate dishonesty and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Neither the amendment nor repeal of this Section 11.2 shall eliminate or reduce the effect of this Section 11.2 in respect to any matter occurring, or any cause of action suit or claim accruing or arising, prior to such amendment or repeal. This Section 11.2 shall also be applicable to any Covered Person or other Person that is not a natural person. Any indemnity under this Section 11.2 shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account hereof.

Section 11.3 Expenses. To the fullest extent permitted by applicable law, the Company shall reimburse reasonable expenses (including reasonable legal fees) incurred by a Covered Person (and shall be authorized to reimburse such expenses of any other Person entitled to indemnification under Section 11.2) in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 11.2.

Section 11.4 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall deem reasonable or appropriate, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

ARTICLE XII
RESTRICTIONS ON TRANSFERS; PURCHASE RIGHTS

Section 12.1 Transfers Generally; Reasonableness of Restrictions.

(a) Notwithstanding anything to the contrary contained herein, no Member may Transfer any Units pursuant to this Article XII without prior Board Approval; provided that, subject to Section 12.1(b), any Member may Transfer its Units to the following without Board Approval and Member Approval and without compliance with Section 12.3:

(i) such Member’s spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (collectively, “Family Members”);

(ii) a trust under which the distribution of Units may be made only to such Member and/or any Family Member of such Member;

(iii) a charitable remainder trust, the income from which will be paid to such Member during his life;

(iv) a corporation, partnership or limited liability company, the stockholders, partners or members of which are only such Member and/or Family Members of such Member,

(v) by will or by the laws of intestate succession, to such Member’s executors, administrators, testamentary trustees, legatees or beneficiaries; or

(vi) to any Person in connection with a Drag-Along Transaction, Liquidation Event, Tag-Along Transaction; otherwise in accordance with the provisions of this Agreement.

(b) To be valid, any Transfer of Units or interest therein must satisfy the following conditions:

(i) the Transfer must be in compliance with the terms of this Agreement;

(ii) the transferor must deliver to the Company written evidence of a valid Transfer under the terms of this Agreement and a written agreement of the transferee (other than an existing Member) to join and be bound by the terms of this Agreement;

(iii) the Transfer must comply with applicable federal and state securities laws; and

(iv) if the Transfer is the kind described in Section 12.1(a)(i) through (v), the transferring Member shall agree to remain bound by Section 15.1.

(c) Each Member hereby acknowledges the reasonableness of the restrictions in this Article XII in view of the purposes of the Company and the relationship of the Members. The Transfer of any Units in violation of the prohibition contained in this Article XII shall be deemed invalid, null and void, and of no force or effect. Any Person to whom Units are attempted to be Transferred in violation of this Article XII shall not be entitled to become a Member, to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive distributions from the Company, or have any other rights in or with respect to the Units.

Section 12.2 Effect of Transfer; Admission as a Member. Upon the Transfer of any Units in accordance with the terms of this Agreement, the transferee of the Units (the “Permitted Transferee”) shall become a Member. Any Member who shall have Transferred all of his/her/its Units shall automatically cease to be a Member.

Section 12.3 Right of First Refusal.

(a) If at any time a Member (an “Offering Member”) desires to voluntarily Transfer all or any portion of such Member’s Units (the “Offered Units”) to a Third Party Transferee (excluding a Transfer permitted by Section 12.1(a)(i) through (vi)), the Offering Member shall deliver to each Member a written notice (the “Offer Notice”) specifying all of the material terms of the proposed sale (the “Offer”), including the purchase price (the “Unit Purchase Price”) for which the Offering Member proposes to sell the Offered Units, the identity of the proposed Third Party Transferee, and any copies of any agreement or documents to be executed or delivered in connection with the proposed sale, if available at that time.

(b)  Each Member shall have thirty (30) days from the date the Offer Notice is given in which to notify the Offering Member whether it elects to purchase all of its pro rata share of the Offered Units upon the terms and conditions contained in the Offer Notice; provided, that no Member shall be required to pay consideration other than cash and if the Offer Notice provides for non-cash consideration, each Member shall have the option to pay cash equal to the fair market value of the non-cash consideration set forth in the Offer Notice. If any Member elects to purchase, such election shall be irrevocable and the closing, including payment in full, shall occur not later than thirty (30) days after the election notice is given at the Company’s principal office or at a place otherwise agreed upon by the parties to the transaction.

(c) After the completion of the procedures in Section 12.3(a) and (b), if the Members do not elect to purchase, in the aggregate, all of the Offered Units within the 30-day period described in Section 12.3(b), the Offering Member shall have the right during the ensuing 60-day period to sell to a Third Party Transferee, on terms no more favorable to the Third Party Transferee than the terms set forth in the Offer Notice, the remaining Offered Units. If the proposed sale is not completed within the ensuing 60-day period prescribed in this Section 12.3(c), the Offering Member shall be required, before Transferring the Offered Units, to re-offer the Units or interests to the Company as set forth in Section 12.3(a) and (b).

(d) Upon consummation of any sale by an Offering Member to a Third Party Transferee as permitted by this Section 12.3, the Offering Member shall promptly notify the Company as to the circumstances, including the date of the sale and the Unit Purchase Price, of such sale.

Section 12.4 Drag-Along Transaction

(a) If any Member or Members holding, individually or in the aggregate, at least fifty percent (50%) of the then issued and outstanding Units (“Dragging Member”), desires or desire to Transfer all of its or their Units to a Third Party Transferee, then the Dragging Member may demand that all other holders of Units, other than the Dragging Member, sell their Units along with the Dragging Member (“Drag-Along Transaction”). The Company shall send a notice to each Member setting forth the terms and conditions of any Drag-Along Transaction and each Member hereby agrees that it shall sell all of its respective Units to such Third Party Transferee on the terms and conditions set forth in the notice of the Drag-Along Transaction, and such other terms as are customary for similar transactions, including representations and warranties with respect to title to the Units, free and clear of Liens, and other matters and indemnification with respect thereto. The terms to be received by the non-Dragging Members will be no less favorable than those received by the Dragging Members.

Section 12.5 Tag-Along Transaction. If any Member or Members holding, individually or in the aggregate, at least thirty three and one third percent (33 1/3%) of the then issued and outstanding Units, desires or desire to Transfer any of its or their Units to a Third Party Transferee, then the other Members shall have the option exercisable by written notice given to the transferor and the transferee to include in the sale certain of its Units in place of the Units held by the transferor that would otherwise be sold to the transferee (“Tag-Along Transaction”). Any Member who exercises this option shall have the right to include its Units on a proportionate basis.

ARTICLE XIII
REPRESENTATIONS AND WARRANTIES

Section 13.1 Representations and Warranties of the Members. Each Member represents and warrants to the Company and to each other Member as follows:

(a) Such Member is an “accredited Member” as defined in Regulation D of the Securities Act.

(b) Such Member has been provided an opportunity to ask questions regarding this investment of, and receive answers from, representatives of the Company. Such Member has made its own decision to invest in the Company and has not relied on any advice regarding its decision from the Company, or any Officer or other representative of the Company. Such Member acknowledges that it has not considered any estimates, projections, or other forward-looking statements as to the future performance or results of operations of the Company that have been provided to it as facts, that it is not relying upon them as guarantees of future performance or results of operations of the Company, and that the Company’s actual results may differ materially from any such estimates, projections, and forward-looking statements.

(c) Such Member has such knowledge and experience in financial affairs that he/she/it is capable of evaluating the merits and risks of investing in the Company. Such Member’s financial position is such that he/she/it can afford the economic risk of holding its interest in the Company for an indefinite period of time, and it can afford to suffer the complete loss of its investment.

(d) Such Member is acquiring an interest in the Company for its own account and not with a view to or for distribution or resale to any other Person. Such Member acknowledges that the offer and sale of an interest in the Company to it has not been registered under the Securities Act or any state securities law, and it cannot resell its Units unless the sale is registered under the Securities Act and applicable state law or an exemption from registration is available.

Section 13.2 Representations and Warranties of the Company. The Company represents and warrants to each Member as follows:

(a) The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

(b) There is no legal proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any of its assets, and there is no outstanding judgment, decree, injunction, or order of any governmental authority applicable to the Company.

 ARTICLE XIV
TERMINATION AND LIQUIDATION OF THE COMPANY

Section 14.1 Events of Termination. The Company shall be dissolved and its affairs wound up pursuant to Section 14.2 upon the first to occur of any of the following (each, an “Event of Termination”):

(a) the unanimous vote or written consent of the Board and Member Approval;

(b) the sale or other disposition of substantially all of the assets of the Company; or

(c) the entry of a decree of dissolution pursuant to the LLC Act.

Section 14.2 Winding-Up. Upon the occurrence of an Event of Termination, the Company affairs shall be wound up as follows:

(a) The Board shall cause to be prepared a statement of the assets and liabilities of the Company as of the date of dissolution.

(b) The assets and properties of the Company shall be liquidated as promptly as possible, and receivables collected, all in an orderly and business-like manner so as not to involve undue sacrifice.

(c) The proceeds of liquidation and all other assets and properties of the Company shall be applied and distributed as follows in the following order of priority:

(i) first, to the payment of the debts and liabilities of the Company and the expenses of liquidation;

(ii) second, to establish any reserves as the Board, in accordance with sound business judgment, deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, which reserves may be paid over to an escrow agent selected by it to be held by such agent for the purpose of (A) distributing such reserves in payment of the aforementioned contingencies and (B) upon the expiration of such period as the Board may deem advisable, distributing the balance thereof in the manner provided in this Section 14.2(c); and

(iii) third, to the Members in accordance with Section 8.1(a).

(d) Nothing contained in this Section 14.2 shall be construed to limit the ability of the Members to attempt to sell the Company’s business and assets as a going concern following the occurrence of an Event of Termination; provided that the proceeds of such sale shall be applied and distributed as provided in Section 14.2(c); and provided, further, that if such a sale cannot be effected within six (6) months after the occurrence of an Event of Termination (or such longer or shorter period as the Members may agree) then the Board shall promptly proceed to wind-up the affairs of the Company as provided above in this Section 14.2.

(e) Upon the winding-up of the Company, the Members shall look solely to the assets of the Company for the return of their Capital Contributions.

ARTICLE XV
COVENANTS

Section 15.1 Confidentiality. Each Member agrees, as set forth below, with respect to any information pertaining to the Company or its business or Affiliates that is provided to such Member pursuant to this Agreement or otherwise (collectively, “Confidential Matters”), to treat as confidential all such information, together with any analyses, studies or other documents or records prepared by such Member, its Affiliates, or any representative or other Person acting on behalf of such Member (collectively, its “Authorized Representatives”), which contain or otherwise reflect or are generated from Confidential Matters, and will not, and will not permit any of its Authorized Representatives to, disclose any Confidential Matter, provided that any Member (or its Authorized Representative) may disclose any such information: (a) as has become generally available to the public; (b) as may be required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over such Member (or its Authorized Representative) but only that portion of the data and information which, in the written opinion of counsel for such Member or Authorized Representative is required or would be required to be furnished to avoid liability for contempt or the imposition of any other material judicial or governmental penalty or censure; (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; or (d) as to which the Board has consented in writing. Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

Section 15.2 Competition. Excepting oil and natural gas exploration, development, production and operation activities within specific prospect areas in which the Company is operating, in which all Members hereby agree they are prohibited from participating for their own account, either directly or indirectly, without the written Board Approval, any Member may engage in other businesses, including businesses the nature of which are the same as, similar to or competitive with the business of the Company outside the specific prospect areas in which the Company is operating, without any duty or obligation to offer any business opportunity to the Company or any Member or to account to the Company or any of the Members regarding the business opportunity or the profits derived from such business opportunity.

ARTICLE XVI
MISCELLANEOUS

Section 16.1 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be hand delivered, faxed or mailed by registered or certified mail or overnight courier service, if given to any Member, to the person and at the address (and, if applicable, fax number) set forth opposite its name on Schedule A, or at such other address (and, if applicable, email address) as such Member may hereafter designate by written notice to the Company. All such notices shall be deemed to have been given when received. For notice purposes, the address of the Company shall be 2458 167th Street, Fairfield, IA 52556, Attn: Jonathan Rudney, or to such other address as the Company may hereafter designate by written notice to the Members. The email address for Company shall be rudney@lisco.com

Section 16.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

Section 16.3 Binding Effect; Specific Performances.

(a) This Agreement constitutes a legal, valid and binding agreement of the Members and the Company and is enforceable against the Members and the Company in accordance with its terms. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

(b) The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders, without being required to post a bond or other security (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

Section 16.4 Interpretation.

(a) All Article, Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(d) Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent in writing and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

Section 16.5 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the parties, the Members will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

Section 16.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

Section 16.7 Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws that would result in the application of the law of any other jurisdiction.

Section 16.8 Jurisdiction and Venue. Any suit involving any dispute or matter arising under this Agreement may only be brought in the appropriate United States District Court in Delaware or any Delaware State Court having jurisdiction over the subject matter of the dispute or matter. All Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

Section 16.9 Waiver of Jury Trial. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

Section 16.10 Amendments. Subject to Section 6.6(a), any amendment to this Agreement shall be adopted and be effective as an amendment hereto with Board Approval and Member Approval; provided that:

(a) any amendment that would change the rights or obligations of any holder in its capacity as a holder of a specific class of Units in a disproportionate and adverse manner (other than in a de minimis respect) as compared to other holders holding the same class of Units shall also require the consent of the holders of the Units so disproportionately and adversely affected;

(b) other than in connection with the creation or issuance of a new class of Units, any amendment that would change the rights or obligations of a particular class of Units in a manner that would be reasonably likely to disproportionately and adversely affect the economic rights of such class of Units as compared to the rights and obligations specific to any other class of Units shall also require the consent of the holders of at least a majority of the class of Units so disproportionately and adversely effected;

(c) any amendment that would increase a Member’s Required Capital Contribution or, unless required by applicable law, impose a material obligation on a Member shall also require the consent of such Member; and

(d) any amendment that would adversely affect a Member’s right to designate any Manager or the ability of any such Manager to vote in connection with such position shall require the consent of such Member.

Section 16.11 Entire Agreement. This Agreement is the entire Agreement among the parties hereto, or between any party hereto and the Company, with respect to the matters covered hereby and supersedes all prior or concurrent agreements regarding such matters, whether written or oral.

Section 16.12 No Third-Party Beneficiaries. There shall be no third-party beneficiaries of this Agreement other than as contemplated by Article XI.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the date first set forth above.

HORIZON ENERGY ACQUISITION, LLC

By: /s/ Jonathan B. Rudney
      Jonathan B. Rudney
      Chief Executive Officer

MEMBERS:

Petro River Oil Corporation

By: /s/ Scot Cohen
       Scot Cohen
       Executive Chairman

SCHEDULE A
Members

Name	Capital Contribution Number of Units Percentage Interest

SCHEDULE B
Definitions

A.           Definitions.

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“AFE” means an authority for expenditure, approved by the Board, based on a detailed cost estimate prepared for any oil and gas operation estimated to cost $50,000 or greater.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Available Cash” means, with respect to any fiscal period, the excess of all cash receipts of the Company from operations, plus amounts released from reserves plus, in the discretion of the Board, proceeds of sales, non-recourse financings or re-financings, and any and all other sources, over the sum of the following amounts:

(a)           cash disbursements for other items which are customarily considered to be “operating expenses” including insurance, administration, legal expenses, utilities, equipment repairs and maintenance, accounting, statistical or bookkeeping services and any and all employee compensation and benefits, sales or brokerage commissions, leasing commissions, management fees and expenses, advertising and promotion;

(b)           payments of interest, principal and premium under any indebtedness of the Company, including amounts due any Member;

(c)           payments made for capital construction, acquisitions, alterations or improvements; and

(d)           reasonable amounts set aside as reserves by the Board for working capital, contingent liabilities, or any of the expenditures described in clauses (a), (b) and (c) above.

“Bankruptcy” with respect to any Person, means (a) making an assignment for the benefit of creditors, (b) filing a voluntary petition in bankruptcy, (c) becoming the subject of an order for relief or being declared insolvent in any federal or state bankruptcy or insolvency proceeding (unless such order is dismissed within ninety (90) days following entry), (d) filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) filing an answer or other pleading admitting or failing to contest the material allegation of a petition filed against it in any proceeding similar in nature to those described in the preceding clause (d), or otherwise failing to obtain dismissal of such petition within one hundred twenty days (120) following filing or (f) seeking, consenting to, or acquiescing in, the appointment of a trustee, receiver or liquidator of all or any substantial part of its properties.

“Board Approval” means the affirmative vote of Managers having a majority of the votes present by person at a meeting, with one Manager being Rudney or Rudney’s successor.

“Capital Contribution” means any contribution by a Member to the capital of the Company in accordance with this Agreement, which value shall be equal to the sum of the amount of any cash so contributed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Conversion Event” means and includes any of the following:

(a)           The Company enters into an agreement with a Person to effect a transaction and as a condition thereto such person requires that the Company be a state law corporation or an entity that is taxed as a corporation for federal income tax purposes; or

(b)           a change in federal or Delaware law, regulation or rules, or in the application of those laws, regulations or rules, by a court or regulatory agency to the Company, that materially limits the ability of the Company to be taxed as a partnership for federal income tax purposes.

“Covered Person” means any Member, Manager or officer of the Company.

“Damages” means all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and reasonable expenses of investigating and defending any action, suit or proceeding).

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that (a) if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board and (b) for any asset with respect to which the Company uses the “remedial allocation method” under Treasury Regulations Section 1.704-3(d), Depreciation shall be determined in accordance with Treasury Regulations Section 1.704-3(d)(2).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)           The Board shall cause the Gross Asset Value of Company assets and the Members’ Capital Accounts to be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and 1.7041(b)(2)(iv)(g) at such times as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) or upon such other time as the Board shall reasonably determine necessary or advisable in order to comply with, or permitted by, the Treasury Regulations.

(b)           The Gross Asset Value of any Company asset distributed to a Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Board.

(c)           The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Paragraph (d) to the extent that the Board reasonably determines that an adjustment pursuant to Paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

(d)           The Gross Asset Value of an asset shall be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

“Lien” means any lien, pledge, security interest, charge, claim or other encumbrance of any nature whatsoever.

 “Liquidation Event” means: (a) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated Person; or (b) the sale of all of the outstanding equity interests in the Company to an unrelated Person whether by Unit exchange or otherwise.

 “Manager” means any manager elected to the Board from time to time.

“Material Contract” means a contract or agreement, or a class thereof, valued at $250,000 or greater.

“Member Approval” means the affirmative vote of the holders of a majority of the then issued and outstanding Units.

“Members” means a person identified as such on Schedule A and any Person hereafter admitted as a Member pursuant to the provisions of this Agreement.

“Percentage Interest” means with respect to each Member such Member’s percentage interest in the Company, as those interests are set forth on Schedule A.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization or other organization, whether or not a legal entity, and any governmental authority.

 “Profits” or “Losses” means, for each Fiscal Year or portion thereof, an amount equal to the Company’s taxable income or loss for such Fiscal Year or portion thereof determined in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code § 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Paragraph shall be added to such taxable income or loss;

(b)           Any expenditure of the Company described in Code § 705(a)(2)(B) or treated as a Code § 705(a)(2)(B) expenditure pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Paragraph, shall be subtracted from such taxable income or loss;

(c)           Gain or loss resulting from any disposition of company assets shall be computed by reference to the Gross Asset Value of the company assets disposed of, notwithstanding that the adjusted tax basis of such company assets differs from its Gross Asset Value;

(d)           In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or portion thereof;

(e)           To the extent an adjustment to the adjusted tax basis of any asset included in company assets pursuant to Code § 734(b) or Code § 743(b) is required pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Profits and Losses;

(f)           If the Gross Asset Value of any company asset is adjusted in accordance with Paragraphs (b) or (c) of the definition of Gross Asset Value in this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Third Party Transferee” means a transferee that is not an Affiliate of a Member proposing to Transfer its Units.

“Transfer” means to sell, assign, make a gift of, pledge, hypothecate, grant an option with respect to, or otherwise transfer, encumber or subject to any claim or Lien, whether voluntarily or involuntarily.

“Treasury Regulations” means temporary and final Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

“Units” means Units of the Company having all the rights and preferences ascribed to such Units as set forth in this Agreement.

SCHEDULE C
Board of Managers

Name
Votes

SCHEDULE D
Initial Officers

Name
Position